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                                                                   EXHIBIT 10.55


No. 1                                                              $3,500,000.00


                            DCR COMMUNICATIONS, INC.
                         Series D Convertible Debenture
                               Due March 27, 2001

                 DCR COMMUNICATIONS, INC., a Maryland corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of LCC, L.L.C., or registered assigns, (the "Holder"), on or before March 27, 2001, the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00) with accrued unpaid interest, which shall be payable to the Holder at 2300 Clarendon Blvd., Suite 800, Arlington, Virginia 22201, unless this Debenture shall have been converted into shares of the Corporation's Class B Non-Voting Common Stock, $.01 par value per share ("Class B Stock"), as hereinafter provided. Interest will accrue at a rate per annum equal to the applicable interest rate as set forth in that certain Convertible Loan and Investment Agreement entered into by and between the Corporation and LCC, L.L.C., dated March 20, 1996 ("LCC Agreement"). Such interest shall be payable quarterly in arrears on June 30, September 30, December 31 and March 31 of each year (provided that the first installment of interest shall be due and payable on March 31, 1997 covering the period from the date of this Debenture through March 31, 1997), and at maturity. This Debenture shall bear interest (so calculated) payable on demand on any overdue principal and, to the extent permitted by law, on any overdue interest payable hereunder, until the same shall be paid in full, at a variable rate per annum equal to the sum of two percent (2%) plus the rate that would at the time be applicable to principal under the foregoing provisions.

                 1. Conversion. This Debenture shall be converted pursuant to the terms of conversion as set forth in the LCC Agreement.

                 2. Events of Default. The Corporation shall be in default of this Debenture upon the occurrence of any of the following events ("Event of Default"):

                          2.1.    The Corporation is in breach of any of the
terms and conditions of this Debenture, including, but not limited to, the nonpayment when due of interest or principal or the failure to convert the Debenture as provided herein, which breach has continued for seven (7) days after Holder has given written notice thereof to the Corporation.

                          2.2.    The Corporation (i) applies for or consents
to the appointment of, or there shall be a taking of possession by a receiver, custodian, trustee or liquidation for the Corporation or its properties (unless such taking is stayed or removed within ninety (90) days after such taking);
(ii) makes a general assignment for the benefit of creditors; or (iii) files or is served with any petition for
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relief under the United States Bankruptcy Code or any similar state or federal statute (unless such petition is dismissed within ninety (90) days after the filing or service thereof).

                          2.3.    The Board of Directors of the Corporation
shall have adopted, and the stockholders of the Corporation shall have approved, a proposal to dissolve or liquidate the Corporation, to sell all or substantially all of the assets of the Corporation.

                 3. Rights Upon Default. Upon the occurrence of an Event of Default the entire unconverted and unpaid balance of the principal amount on this Debenture and all accrued and unpaid interest shall, unless waived in writing by Holder, be and become due and payable. Each right, power or remedy of the Holder hereof upon the occurrence of any Event of Default listed herein or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right or remedy provided in this Debenture or now or hereafter existing at law, in equity or by statute.

                 4. Representations and Warranties of the Corporation. The Corporation hereby warrants and represents that:

                          4.1.    The Corporation is duly organized and in good
standing under the laws of the State of Maryland.

                          4.2.    The Corporation has the full corporate power
and authority to execute and deliver this Debenture, to perform hereunder and to consummate the transactions contemplated hereby.

                 5. Covenant of the Corporation. The Corporation covenants that it shall at all times reserve and keep available, unissued shares of the Class B Stock sufficient to effect the full conversion of this Debenture.

                 6. Notices. Any notice or communication given pursuant hereto by any party to the other party hereto shall be in writing and shall be hand delivered, sent by express delivery service (if proof of delivery is produced) or mailed by certified mail, postage prepaid, return receipt requested to the following:

                          If to the Corporation:


                          Janis A. Riker, President
                          DCR Communications, Inc.
                          2550 M Street, N.W., Suite 200
                          Washington, DC  20047





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                          with a copy to:

                          Ronald S. Schimel, Esquire
                          Levan, Schimel, Belman & Abramson, P.A.
                          9881 Broken Land Parkway, Suite 400
                          Columbia, MD  21046

                          If to Holder:

                          LCC, L.L.C.
                          Piyush Sodha, President
                          2300 Clarendon Blvd., Suite 800
                          Arlington, VA  22201

                          with a copy to:

                          Peter Deliso, General Counsel
                          2300 Clarendon Blvd., Suite 800
                          Arlington, VA  22201

or at such other address provided by the party in writing. Any such notice shall be deemed to have been given when personally delivered on the date any express delivery is made or the three (3) business days after mailing by certified mail.

                 7. Binding Effect. This Debenture shall be binding upon and inure to the benefit of the parties hereto and the heirs, executors, administrators, successors and assigns of all such parties or persons.

                 8. Headings. The enumeration and headings contained in this Debenture are for convenience of reference only.

                 9. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the laws of the District of Columbia, applying the conflict of law rules as if the Debenture were made and to be performed entirely within the District of Columbia.

                 10. Miscellaneous. Failure of either party to insist on strict performance of any of the provisions hereof shall not be construed as a waiver of any subsequent default of the same or similar nature. All rights, remedies and obligations hereunder shall be cumulative and no one shall be in derogation of the other. No modification or waiver of this Debenture or any part hereof shall be effective unless in writing and signed by the party against whom such modification or waiver is to be charged. This Debenture contains the entire understanding of the parties with respect to the subject matter hereof and there are no representations, warranties or undertakings other than those set forth herein.





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                 11.      Securities Law.  THE SECURITIES REPRESENTED BY THIS
DEBENTURE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("STATE ACTS"), BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTION FROM REGISTRATION CONTAINED IN THE ACT AND STATE ACTS. NO SALE, OFFER TO SELL OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS DEBENTURE MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER SAID ACTS IS IN EFFECT WITH RESPECT TO THE SECURITIES OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SAID ACT AND STATE ACTS IS AVAILABLE.

                 12. Subordination to All Other Debt. Holder subordinates its loan to any secured debt incurred by the Corporation and to any unsecured debt resulting from network financing transactions with "network equipment vendors" (defined as entities which in the ordinary course of business sell or lease equipment used in the construction or operation of telecommunications networks).

                 13.      Debenture Also Governed by Convertible Loan and
Investment Agreement.       This Debenture is further governed by the terms of
the LCC Agreement, the terms of which are incorporated herein by reference.

                 IN WITNESS WHEREOF, the parties have executed this Debenture this 27th day of March, 1996.



ATTEST:                                DCR COMMUNICATIONS, INC.


/s/ Ronald S. Schimel                  By:  /s/ Janis A. Riker           (SEAL)
- ---------------------------                -----------------------------
Ronald S. Schimel                           Janis A. Riker, President
Secretary


WITNESS/ATTEST:                        HOLDER:

                                       LCC, L.L.C.

/s/ Peter A. Deliso                    By:  /s/ Piyush Sodha             (SEAL)
- ---------------------------                -----------------------------
                                            Piyush Sodha
                                            President and C.E.O.





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